Exhibit 99.1

FOR IMMEDIATE RELEASE
January 9, 2019
Contact: Investor Inquiries:
Kimberly Whitaker, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Jennifer Dexter, LegacyTexas Bank
972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Dates of
Fourth Quarter and Full Year 2018 Earnings Release and Conference Call

PLANO, Texas, January 9, 2019-- LegacyTexas Financial Group, Inc. (Nasdaq:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it plans to release its fourth quarter and full year 2018 results after the close of the market on Tuesday, January 22, 2019. The earnings release will be available on the Company’s website, www.legacytexasfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, January 23, 2019 at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10126732 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10126732. This replay will be available until February 23, 2019.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com or www.legacytexas.com.